UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Biocept, Inc.

(Exact name of registrant as specified in its charter)

Not Applicable

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On May 6, 2022, Biocept, Inc. (the “Company”) commenced distributing to its stockholders a Notice of Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for its 2022 Annual Meeting of Stockholders (the “Annual Meeting”), which was held on June 10, 2022. A copy of the Notice and Proxy Statement was filed with the Securities and Exchange Commission (the “SEC”) on May 2, 2022. On June 10, 2022 the Annual Meeting was adjourned prior to voting due to a quorum not being present. As announced during the Annual Meeting, the Annual Meeting is to reconvene at 1:30 p.m. Pacific Time on July 8, 2022. On June 10, 2022, the Company mailed a letter to certain of its stockholders (the “Letter”) related to the adjournment of the annual meeting. A copy of the Letter is set forth below.

9955 Mesa Rim Road San Diego, CA 92121

ATTENTION – ADJOURNMENT NOTICE BIOCEPT, INC.

Dear Stockholder,

We are writing to inform you that the Biocept, Inc. Annual Meeting of Stockholders originally scheduled for June 10, 2022, has been adjourned due to lack of sufficient votes. The new meeting date is July 8, 2022, at 1:30 pm Pacific Time. If you have already voted your shares, no further action is needed. If you have not yet voted and you would like to do so, please call our proxy voting line at 1-866-249-5670 and you can vote with a live proxy representative.

Please note: The annual meeting will be held via webcast only. If you would like to attend the adjourned meeting you must pre-register by going to www.proxydocs.com/BIOC. Once registered you will receive an email with further instructions.

Thank You

Biocept, Inc.